Exhibit 99.1

FOR IMMEDIATE RELEASE

STERLING CONSTRUCTION COMPANY, INC. REPORTS RECORD
2007 FOURTH QUARTER AND YEAR END RESULTS

MANAGEMENT AFFIRMS 2008 GUIDANCE

HOUSTON, TX – March 14, 2008 – Sterling Construction Company, Inc. (Nasdaq GS: STRL) (“Sterling” or “the Company”) today announced results for the fourth quarter and year ended December 31, 2007.

Fourth Quarter 2007 Compared to Fourth Quarter 2006 (Continuing Operations)

•	Revenues rose 38% to $88.3 million, from $64.1 million;

•	Operating income increased 88% to $7.7 million, from $4.1 million;

•	Net income from continuing operations rose 62% to $4.7 million as compared with $2.9 million;

•	Diluted earnings per share from continuing operations rose 63% to $0.39 as compared with $0.24.

Year Ended December 31, 2007 Compared to 2006 (Continuing Operations)

•	Revenues rose 23% to $306.2 million, from $249.3 million;

•	Operating income increased 17% to $21.0 million, from $18.0 million;

•	Net income from continuing operations increased to $14.4 million, from $12.6 million;

•	Diluted earnings per share from continuing operations were up 13% to $1.22 compared with $1.08.

Other Highlights of 2007

•
Completion of the acquisition on October 31st of Road and Highway Builders, LLC, (“RHB”), a heavy civil construction company headquartered in Reno, Nevada.  As expected, the transaction was immediately accretive;

•	Year-end backlog of $450 million, which includes $116 million from RHB, compared to $395 million at year-end 2006;

•	Execution of a new, five-year $75 million Credit Facility which replaced a $35 million line of credit;

•	Added 230 employees and $36 million of equipment, including $10 million acquired in the purchase of RHB;

•
A public offering in December 2007, generating net proceeds of $34.5 million which were used to strengthen Sterling’s balance sheet, including working capital, in order to fund business operations and provide liquidity for future growth.

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Sterling Construction News Release	Page 2
March 14, 2008

Commenting, Joseph Harper, Sterling’s President and Chief Operating Officer, stated, “The fourth quarter ended on a strong note and was a record quarter for revenues and net income from continuing operations.  This was a welcome change after the heavy rainfall through most of 2007 and partially offset the lower revenue and margins of the first three quarters of 2007. We also closed the year in the strongest financial position in our history with working capital of more than $82 million and stockholders’ equity of close to $139 million, for a 31% and 52%, respectively, improvement over year end 2006.”

Outlook

Pat Manning, Sterling’s Chairman & CEO, affirmed the previously announced guidance for fiscal 2008, adjusted for the December 2007 stock offering and use of proceeds as shown below:

Year Ending December 31, 2008 (in thousands, except per share data)
Revenues	$428,000 - $473,000
Income before income taxes	$30,600 - $33,600
Net income	$19,900 - $21,800
Net income per diluted share	$1.43 - $1.57

The guidance for 2008 is based on 13,850,000 weighted average, diluted number of shares of common stock outstanding, after giving effect to the December stock offering, and includes estimated contract incentive awards which management currently believes are likely to be achieved.

Mr. Manning further stated, “Investors should view quarterly results in the overall context of our annual results and guidance, and are reminded that the Company’s policy is to provide guidance only on annual results; we do not issue guidance about quarterly results.”

Conference Call

Sterling’s management will hold a conference call to discuss fourth-quarter and year-end results and recent corporate developments at 10:00 am EDT/ 9:00 am CDT today, March 14th.  Participating in the call will be Chairman and CEO, Pat Manning, President and COO, Joe Harper, and CFO, James H. Allen, Jr.  Interested parties may participate in the call by dialing 706-679-0858 ten minutes before the conference call is scheduled to begin, and asking for the Sterling Construction call.  To listen to a webcast of the call, please go to the Company’s website at www.sterlingconstructionco.com at least 15 minutes early to download and install any necessary audio software.  If you are unable to listen live, the conference call webcast will be archived on the Company’s website for 30 days.  We suggest listeners use Microsoft Explorer as their web browser.

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Sterling Construction News Release	Page 3
March 14, 2008

Annual Stockholders’ Meeting

The Company announced that its Annual Meeting of Stockholders will be held at the Grand Sierra Resort, 2500 East 2nd Avenue, Reno, NV 89595 on May 8, 2008, starting at 11:30 a.m. PDT.  The record date for voting at the Annual Meeting has been established as March 17, 2008.

Sterling is a leading heavy civil construction company that specializes in the building and reconstruction of transportation and water infrastructure in large and growing markets in Texas and Nevada.  Its transportation infrastructure projects include highways, roads, bridges and light rail and its water infrastructure projects include water, wastewater and storm drainage systems.

This press release includes certain statements that fall within the definition of "forward-looking statements" under the Private Securities Litigation Reform Act of 1995.  Any such statements are subject to risks and uncertainties, including overall economic and market conditions, competitors' and customers' actions, and weather conditions, which could cause actual results to differ materially from those anticipated, including those risks identified in the Company's filings with the Securities and Exchange Commission.  Accordingly, such statements should be considered in light of these risks.  Any prediction by the Company is only a statement of management's belief at the time the prediction is made.  There can be no assurance that any prediction once made will continue thereafter to reflect management's belief, and the Company does not undertake to update publicly its predictions, whether as a result of new information, future events or otherwise.

Contact:

Sterling Construction Company, Inc.	Investor Relations Counsel
James H. Allen, Jr., 281-821-9091	The Equity Group Inc.
or	Linda Latman, 212-836-9609
Joseph Harper, 281-821-9091	Lena Cati, 212-836-9611
www.sterlingconstructionco.com	www.theequitygroup.com

(See Accompanying Tables)

Sterling Construction News Release	Page 4
March 14, 2008

Sterling Construction Company, Inc.
Consolidated Statements of Operations
($ thousands, except share and per share data)

	Fourth quarter ended December 31,		Twelve months ended December 31,
	2007	2006	2007	2006

Revenues	$88,343	$64,115	$306,220	$249,348
Cost of revenues	76,250	57,442	272,533	220,801
Gross profit	12,093	6,673	33,686	28,547
General and administrative expenses, net	4,365	2,651	13,206	10,825
Other income		29	549	276
Operating income	7,728	4,051	21,029	17,998
Interest income	248	433	1,669	1,426
Interest expense	(222)	(30)	(277)	(220)
Income from continued operations before minority interest and income taxes	7,754	4,454	22,421	19,204
Minority interest in earnings of RHB	$62	$--	$62	$--
Income from continuing operations before income taxes	7,692	4,454	22,359	19,204
Total income tax expense	3,000	1,539	7,890	6,566
Net income from continuing operations	4,692	2,915	14,469	12,638

Income (loss) from discontinued operations, including gain on disposal, net of income taxes	--	238	(25)	682
Net Income	$4,692	$3,153	$14,444	$13,320

Basic net income per share:
Net income from continuing operations	$0.42	$0.26	$1.31	$1.19
Net income from discontinued operations	$--	$0.01	$--	$0.06
Net income	$0.42	$0.27	$1.31	$1.25
Weighted average number of shares outstanding used in computing basic per share amounts	11,043,948	10,828,773	11,043,948	10,582,730
Diluted net income per share:
Net income from continuing operations	$0.39	$0.24	$1.22	$1.08
Net income from discontinued operations	$--	$0.01	$--	$0.06
Net income	$0.39	$0.25	$1.22	$1.14
Weighted average number of shares outstanding used in computing diluted per share amounts	12,003,496	11,788,913	11,836,176	11,714,310

Sterling Construction News Release	Page 5
March 14, 2008

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share data)

	December 31,	December 31,
	2007	2006
ASSETS

Current assets:
Cash and cash equivalents	$80,649	$28,466
Short-term investments	54	26,169
Contracts receivable, including retainage	54,394	42,805
Costs and estimated earnings in excess of billings on uncompleted contracts	3,747	3,157
Inventories	1,239	965
Deferred tax asset, net	1,088	4,297
Notes receivable, current	205	300
Other	1,574	1,249
Total current assets	142,950	107,408
Property and equipment, net	72,389	46,617
Goodwill	57,232	12,735
Note receivable, long-term	--	325
Other assets	1,944	687
Total assets	$274,515	$167,772
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$27,190	$17,373
Billings in excess of costs and estimated earnings on uncompleted contracts	25,349	21,536
Current maturities of long term obligations	98	123
Other accrued expenses	8,250	5,502
Total current liabilities	60,887	44,534
Long-term liabilities:
Long-term debt, net of current maturities	65,556	30,659
Deferred tax liability, net	3,098	1,588
Minority interest in RHB	6,362	--
	75,016	32,247
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.01 per share; authorized 1,000,000 shares , none issued	--	--
Common stock, par value $0.01 per share; authorized 14,000,000 shares, 13,006,502 and 10,875,438 shares issued	130	109
Additional paid-in capital	147,786	114,630
Accumulated deficit	(9,304)	(23,748)
Total stockholders’ equity	138,612	90,991
Total liabilities and stockholders’ equity	$274,515	$167,772